Yelp Announces Third Quarter 2013 Financial Results

Local Revenue Accelerates to 80% Over Third Quarter 2012

SAN FRANCISCO, Oct. 29, 2013 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the third quarter ended September 30, 2013.

(Logo: http://photos.prnewswire.com/prnh/20050511/SFW134LOGO)

  Net revenue was $61.2 million in the third quarter of 2013, reflecting 68% growth in net revenue from the third quarter of 2012
  Cumulative reviews grew 42% year over year to more than 47.3 million
  Average monthly unique visitors grew 41% year over year to approximately 117 million*
  Active local business accounts grew 61% year over year to approximately 57,200

Net loss in the third quarter of 2013 was $(2.3) million, or $(0.04) per share, compared to a net loss of $(2.0) million, or $(0.03) per share, in the third quarter of 2012. Adjusted EBITDA for the third quarter of 2013 was approximately $8.1 million, compared to $2.2 million for the third quarter of 2012.

Net revenue for the nine months ended September 30, 2013 was $162.3 million, an increase of 68% compared to $96.4 million in the same period last year. Net loss for the nine months ended September 30, 2013 was $(8.0) million, or $(0.12) per share, compared to a net loss of $(13.8) million, or $(0.27) per share, in the comparable period in 2012. Adjusted EBITDA for the first nine months of this year was approximately $19.0 million compared to $2.8 million for the first nine months last year.

"We saw another quarter of strong momentum thanks to the high-quality, authentic content contributed by Yelpers around the world," said Jeremy Stoppelman, Yelp's chief executive officer. "Our focus on connecting consumers with great local businesses continues to drive our success. In the third quarter, we improved the user experience by adding the ability to write and post reviews from mobile and launched new features such as the customer activity feed for business owners. Looking to the rest of the year and beyond, we are well positioned to capture the large local opportunity ahead of us through our innovation around mobile, geographic expansion and closing the loop with local businesses."

"We continue to deliver outstanding results, with year over year revenue growth of 68%," added Rob Krolik, Yelp's chief financial officer. "Our strong operating metrics demonstrate our ability to execute across all areas of our business while the performance of the Yelp playbook delivers growth across all markets."

Business Highlights

  Yelp mobile:  Consumer engagement with Yelp mobile continues to grow.  In the third quarter, approximately 46% of local ads were shown on mobile devices, approximately 62% of searches were on mobile, and mobile app usage increased to approximately 11.2 million unique devices on a monthly average basis.  Additionally, Yelp added a number of mobile features including the ability to write and post reviews.
  Closing the loop with businesses:  In July, Yelp launched Yelp Platform, which enables consumers to transact with businesses directly on its site, and acquired SeatMe, a web and iPad-app based reservation solution for the restaurant and nightlife categories.  Additionally, Yelp launched the customer activity feed on the business owner's dashboard, showing in real-time the leads coming to business owners from Yelp through phone calls, website clicks and directions.
  Geographic expansion:  Yelp launched five new Yelp markets in the third quarter, including four domestically and one internationally, now totaling 111 Yelp markets.  With the launch of Brazil, Yelp now has a presence on five continents.  Additionally, Yelp has integrated the Qype France and UK sites.

Business Outlook

As of today, Yelp is initiating guidance for the fourth quarter of 2013 and raising its full year 2013 revenue and adjusted EBITDA guidance.

  For the fourth quarter of 2013, net revenue is expected to be in the range of $66 million to $67 million, representing growth of approximately 62% compared to the fourth quarter of 2012.  Adjusted EBITDA is expected to be in the range of $9 million to $10 million.
  For the full year of 2013, net revenue is expected to be in the range of $228 million to $229 million, representing growth of approximately 66% compared to the full year of 2012.  Adjusted EBITDA is expected to be in the range of $28 million to $29 million.

Quarterly Conference Call

Yelp will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the call, please dial 1 (800) 446-1671, or outside the U.S. 1 (847) 413-3362, with Passcode 35883502, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:00 p.m. PT October 29, 2013 and 11:59 p.m. PT November 11, 2013 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 35883502. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across the U.S., Canada, UK, Ireland, France, Germany, Austria, The Netherlands, Spain, Italy, Switzerland, Belgium, Australia, Sweden, Denmark, Norway, Finland, Singapore, Poland, Turkey, New Zealand, the Czech Republic and Brazil. Yelp had a monthly average of approximately 117 million unique visitors in the third quarter 2013*. By the end of the same quarter, Yelpers had written more than 47 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Yelp's mobile applications were used on approximately 11.2 million unique mobile devices on a monthly average basis during the third quarter of 2013.

* Source: Google Analytics

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measures." Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP").

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
  adjusted EBITDA does not take into account restructuring and integration costs associated with our acquisition of Qype; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled adjusted EBITDA guidance for the third quarter and full year 2013 to net income (loss) guidance because it does not provide guidance for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, reconciliation to net income (loss) outlook for the third quarter and full year 2013 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the fourth quarter and full year 2013, the future growth in Company revenue and continued investing by the Company in its future growth, the Company's ability to build Yelp communities internationally and expand its markets and presence in existing markets, the Company's ability to capture the large local opportunity and its plans regarding product innovation around mobile and new features, geographic expansion, closing the loop with local businesses and continued integration of Qype into Yelp. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to achieve or maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype and SeatMe, and to integrate those businesses, solutions or technologies; the Company's reliance on traffic to its website from search engines like Google, Bing and Yahoo!; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended September 30, 2013 could differ from the preliminary results we have announced in this press release.

Media Contact Information
Yelp Press Office
Vince Sollitto
(415) 230-6506
press@yelp.com

Investor Relations Contact Information
The Blueshirt Group
Stacie Bosinoff, Nicole Gunderson
(415) 217-7722
yelp@blueshirtgroup.com

Yelp Inc
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 101,214	$ 95,124
Accounts receivable, net	17,192	11,738
Prepaid expenses and other current assets	6,809	4,912
Total current assets	125,215	111,774

Property, equipment and software, net	25,921	14,799
Goodwill	58,814	48,605
Intangibles, net	5,772	5,936
Restricted cash	8,168	6,400
Other assets	440	182
Total assets	$ 224,330	$ 187,696

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 2,839	$ 2,284
Accrued liabilities	22,040	16,367
Deferred revenue	2,221	2,856
Total current liabilities	27,100	21,507
Long-term liabilities	799	527
Total liabilities	27,899	22,034

Commitments and contingencies

Stockholders' equity
Common stock	-	-
Additional paid-in capital	262,675	225,245
Accumulated other comprehensive income	2,143	805
Accumulated deficit	(68,387)	(60,388)
Total stockholders' equity	196,431	165,662
Total liabilities and stockholders' equity	$ 224,330	$ 187,696

Yelp Inc
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net revenue	$ 61,181	$ 36,371	$ 162,337	$ 96,410

Cost and expenses
Cost of revenue (1)	4,277	2,501	11,635	6,925
Sales and marketing (1)	34,126	21,302	93,123	60,404
Product development (1)	11,208	5,753	26,441	14,230
General and administrative (1)	10,535	6,987	29,447	23,679
Depreciation and amortization	2,816	1,780	7,931	4,802
Restructuring and integration (1)	-	-	675	-

Total cost and expenses	62,962	38,323	169,252	110,040
Loss from operations	(1,781)	(1,952)	(6,915)	(13,630)
Other income (expense), net	(31)	(14)	(298)	(23)
Loss before provision for income taxes	(1,812)	(1,966)	(7,213)	(13,653)
Provision for income taxes	(510)	(45)	(786)	(142)
Net loss	(2,322)	(2,011)	(7,999)	(13,795)
Accretion of redeemable convertible preferred stock	-	-	-	(31)
Net loss attributable to common stockholders	$ (2,322)	$ (2,011)	$ (7,999)	$ (13,826)

Net loss per share attributable to common stockholders:
Basic	$ (0.04)	$ (0.03)	$ (0.12)	$ (0.27)
Diluted	$ (0.04)	$ (0.03)	$ (0.12)	$ (0.27)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	65,530	61,267	64,620	51,176
Diluted	65,530	61,267	64,620	51,176

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cost of revenue	$ 104	$ 27	$ 281	$ 85
Sales and marketing	2,660	1,152	6,930	3,171
Research and development	1,709	466	3,565	1,009
General and administrative	2,542	689	6,557	7,356
Restructuring and integration	-	-	555	-
Total stock-based compensation	$ 7,015	$ 2,334	$ 17,888	$ 11,621

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Operating activities
Net loss	$ (7,999)	$ (13,795)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
Depreciation and amortization	7,931	4,802
Provision for doubtful accounts and sales returns	2,178	193
Stock-based compensation	17,888	11,621
Loss on disposal of assets and web-site development costs	188	25
Changes in operating assets and liabilities:
Accounts receivable	(7,557)	(2,657)
Prepaid expenses and other assets	(3,020)	(1,760)
Accounts payable and accrued expenses	3,179	672
Deferred revenue	(680)	(829)
Net cash provided by (used in) operating activities	12,108	(1,728)

Investing activities
Acquisition of SeatMe, net of cash received	(2,057)	-
Purchases of property, equipment and software	(9,547)	(3,484)
Capitalized website and software development costs	(3,265)	(2,334)
Change in restricted cash	(1,768)	(6,048)
Goodwill measurement period adjustment	1,153	-
Cash used in investing activities	(15,484)	(11,866)

Financing activities
Proceeds from initial public offering, net of offering costs	-	112,257
Proceeds from issuance of common stock	9,702	2,824
Repurchase of common stock	(368)	-

Net cash provided by financing activities	9,334	115,081

Effect of exchange rate changes on cash	132	(140)

Net increase in cash and cash equivalents	6,090	101,347
Cash and cash equivalents at beginning of period	95,124	21,736
Cash and cash equivalents at end of period	$ 101,214	$ 123,083

Yelp Inc
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net loss	$ (2,322)	$ (2,011)	$ (7,999)	$ (13,795)
Provision for income taxes	510	45	786	142
Other income (expense), net	31	14	298	23
Depreciation and amortization	2,816	1,780	7,931	4,802
Stock-based compensation	7,015	2,334	17,333	11,621
Restructuring and integration	-	-	675	-
Adjusted EBITDA	$ 8,050	$ 2,162	$ 19,024	$ 2,793